Exhibit 99.3

CHANNELL COMMERCIAL CORPORATION
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into as of the Date of Grant set forth on Exhibit A hereto by and between Channell Commercial Corporation, a Delaware corporation (the “Company”), and William H. Channell, Jr. (the “Grantee”).

A.            Grantee is the Chief Executive Officer of the Company and holds the stock options listed on Exhibit A hereto (the “Stock Options”), issued pursuant to the Company’s 2003 Incentive Stock Plan (the “Plan”);

B.            The Compensation Committee of the Board of Directors (the “Committee”) has determined that it is appropriate, desirable and in the best interests of the Company to issue to the Grantee restricted shares of the Common Stock of the Company (the “Restricted Shares”) as set forth on Exhibit A hereto, in exchange for the Grantee’s surrender of the Stock Options on a 1:4 basis;

C.            The Restricted Shares shall in all respects be subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference; and

D.            Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Grantee and the Company hereby agree as follows:

1.             Restricted Shares.

1.1           Issuance of Restricted Shares.  In consideration of the Grantee’s services to the Company and surrender of the Stock Options, the Company is hereby issuing to the Grantee the Restricted Shares.  The Restricted Shares shall be represented by a certificate or certificates issued in the name of the Grantee and endorsed with an appropriate legend referring to the restrictions hereinafter set forth.

1.2           Restrictions on Transfer of Shares. The Restricted Shares may not be sold, assigned, transferred, conveyed, pledged, exchanged or otherwise encumbered or disposed of (each, a “Transfer”) by the Grantee, except to the Company, until they have become vested as provided in Section 1.3 hereof.  Any purported Transfer in violation of the provisions of this Section 1.2 shall be void ab initio, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares.  In addition, Grantee may not Transfer Restricted Shares which have become vested unless such Restricted Shares are registered pursuant to the Securities Act of 1933 (the “Securities Act”) or under Rule 144 promulgated under the Securities Act or unless the Company and its counsel agree with Grantee that such Transfer is not required to be registered under the Securities Act.

1.3           Vesting; Forfeiture of Shares.  Subject to the provisions of the Plan and the other provisions of this Agreement, the Restricted Shares shall vest and become exercisable in accordance with the schedule set forth on Exhibit A.  Notwithstanding the foregoing, in the event of termination of Grantee’s status as an employee for any reason, the Restricted Shares shall immediately cease vesting.  Any Restricted Shares which are not vested on the date of termination shall be forfeited by the Grantee and the certificate(s) representing the non-vested portion of the Restricted Shares so forfeited shall be canceled.

1.4           Tax Withholding Obligations.  If the Company shall be required to withhold any federal, state, local or foreign tax in connection with any issuance or vesting of Restricted Shares or other securities pursuant to this Agreement, and the amounts available to the Company for such withholding are insufficient, the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof.  Provided the approval of the Committee is obtained, the Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Restricted Shares that become vested hereunder, and the Restricted Shares so surrendered by the Grantee shall be credited against any such withholding obligation based on the then fair market value per share of such Restricted Shares on the date of such surrender.

2.             Dividend, Voting and Other Rights.  Except as otherwise provided in this Agreement, from and after the Date of Grant, the Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereto, provided, however, that (i) any additional Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, recapitalization, combination of shares, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same risk of forfeiture and restrictions on transfer as the forfeitable Restricted Shares in respect of which they are issued or transferred and shall become Restricted Shares for the purposes of this Agreement, and (ii) any other dividends or distributions paid with respect to Restricted Shares that have not vested shall be deposited with the Company and shall be subject to forfeiture until the underlying Restricted Shares have vested.

3.             Retention of Stock Certificate(s) by the Company.  The certificate(s) representing the Restricted Shares shall be held in custody by the Company, together with a stock power which shall be endorsed in blank by the Grantee and delivered to the Company within 10 days of the date hereof, until such shares have become vested in accordance with Section 1.2.

4.             Investment Representation. Grantee hereby represents and warrants to the Company that: (i) the Grantee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Restricted Shares and has had full access to such other information concerning the Company as it has requested; (ii) Grantee is an “accredited investor” within the meaning of Rule 501 Regulation D promulgated under the Securities Act; (iii) Grantee understands that the Restricted Shares may constitute “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and the certificates representing such Restricted Shares may bear a legend stating, and Grantee hereby agrees, that such securities may not be transferred without the consent of the issuer or its legal counsel as to compliance with the Securities Act; and (iv) Grantee does not intend to sell such securities in a public distribution in violation of any applicable foreign, federal or state securities laws.

5.             General.

5.1           Governing Law.  This Agreement shall be governed by and construed under the laws of the state of Delaware applicable to agreements made and to be performed entirely in Delaware, without regard to the conflicts of law provisions of Delaware or any other jurisdiction.

5.2           Notices.  Any notice required or permitted under this Agreement shall be given in writing by overnight courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address set forth below or to such other address for a party as that party may designate by 10 days advance written notice to the other parties.  Notice shall be effective upon the earlier of receipt or 3 days after the date on which such notice is deposited in the mails or with the overnight courier.

If to the Company:	Channell Commercial Corporation
26040 Ynez Road
Temecula, California 92591-9022
Attention: Chief Financial Officer

If to Grantee, at the address set forth on Exhibit A.

5.3           Community Property.          Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Grantee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to the Restricted Shares and the parties hereto shall act in all matters as if the Grantee was the sole owner of the Restricted Shares.  This appointment is coupled with an interest and is irrevocable.

5.4           Modifications.  This Agreement may be amended, altered or modified only by a writing signed by each of the parties hereto.

5.5           Additional Documents.  Each party agrees to execute any and all further documents and writings, and to perform such other actions, which may be or become reasonably necessary or expedient to be made effective and carry out this Agreement.

5.6           No Third-Party Benefits.  Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

5.7           Successors and Assigns.  Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

5.8           No Assignment.  Except as otherwise provided in this Agreement, the Grantee may not assign any of his, her or its rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion.  The Company shall be permitted to assign its rights or obligations under this Agreement, but no such assignment shall release the Company of any obligations pursuant to this Agreement.

5.9           Severability.  The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

5.10         Equitable Relief.  The Grantee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage.  Accordingly, the Grantee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

5.11         Headings.  The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

5.12         Number and Gender.  Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

5.13         Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.14         Complete Agreement.  This Agreement and the Plan constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Date of Grant.

CHANNELL COMMERCIAL CORPORATION

By:	/s/ Guy E. Marge

Its: President

GRANTEE

/s/ William H. Channell, Jr.
William H. Channell, Jr.

EXHIBIT A
DETAILS OF RESTRICTED STOCK GRANT

Stock Options Being Surrendered:

Date of	Strike	Number of
Grant	Price	Shares
12/11/2003	$4.1500	350,000
11/12/2004	$4.8100	150,000
9/24/2003	$4.8400	50,000
9/24/2003	$4.8400	50,000
9/24/2003	$4.8400	50,000
9/24/2003	$4.8400	25,000
9/24/2003	$4.8400	100,000
9/24/2003	$4.8400	321,400

Restricted Shares:

Date of Grant	Number of Restricted Shares
December 17, 2008	274,100

Vesting Schedule:  Subject to the restrictions and limitations of the Agreement and the Plan, the Restricted Shares shall vest and become exercisable as follows:

March 2011

Grantee Address:	26040 Ynez Road

Temecula, CA 92591

SPOUSAL CONSENT

By his or her signature below, the spouse of the Grantee agrees to be bound by all of the terms and conditions of the foregoing Agreement (including those relating to the appointment of the Grantee as agent for any interest that Spouse may have in the Restricted Shares).

GRANTEE’S SPOUSE

/s/ Carolyn Channell
Signature

Carolyn Channell
Print Name